Exhibit 10.1
THIRD AMENDMENT TO LEASE
     This Third Amendment to Lease (the “Amendment”) is made and entered into as of October 12, 2009 (the “Effective Date”), by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Landlord”), and STEMCELLS, INC., a Delaware corporation (“Tenant”).
     A. Landlord and Tenant entered into that certain Restated and Amended Lease dated as of December 19, 2002 as amended by that certain Lease Amendment dated as of August 1, 2003 and that certain Second Amendment to Lease dated April 1, 2005 (as amended, the “Lease”), pursuant to which Landlord has leased to Tenant 68,162 rentable square feet in that certain property commonly known as 3155 Porter Drive, Palo Alto, California and more particularly described in the Lease (“Premises”). Each capitalized term not defined in this Amendment shall have the same meaning given to such term in the Lease.
     B. Landlord and Tenant now desire extend the Term of the Lease, on the terms and conditions more particularly set forth below.
     NOW THEREFORE, Landlord and Tenant hereby agree as follows:
     Section 1 Extended Term. The term of the Lease is hereby extended commencing on April 1, 2010 and expiring on August 31, 2011 (“Extended Term”) [Tenant shall have no further rights to renew or extend the term of the Lease and Section 3(B) of the Second Amendment to Lease is hereby deleted in its entirety.]
     Section 2 Base Monthly Rent. The Base Monthly Rent payable by Tenant during the Extended Term shall be as follows:

Period During	Base Monthly Rent per
Extended Term	rentable square foot	Base Monthly Rent
April 1, 2010 — March 31, 2011	$2.65	$180,629.30
April 1, 2011 — August 31, 2011	$2.73	$186,082.26
     Section 3 Condition of the Premises. Tenant hereby accepts the Premises in its “as-is” condition, and Landlord shall not be obligated to make any alterations, additions, repairs or improvements or to do any work whatsoever on, to or within the Premises.
     Section 4 Space Sharing Agreement. The Space Sharing Agreement and Tenant’s obligations pursuant to Section 7 of the Second Amendment to Lease shall remain in full force and effect during the Extended Term.
     Section 5 Brokerage Commission. Landlord is not represented by a broker and Tenant is represented by Cornish & Carey Commercial (“Tenant’s Broker”) with respect to this Amendment Landlord shall pay Tenant’s Broker pursuant to the terms of a separate commission agreement. Tenant and Landlord represent and warrant that they have had no other dealings with any other real estate broker or agent in connection with this Amendment. Tenant and Landlord shall indemnify, defend and hold the other harmless from and against all liabilities arising from any other claims of brokerage commissions or finder’s fees based on

Tenant’s or Landlord’s, as applicable, dealings or contacts with brokers or agents, other than, as to Tenant, Tenant’s Broker.
     Section 6 Effect of Amendment. As modified by this Amendment, all of the terms and conditions of the Lease remain unchanged and in full force and effect. In the event of any express conflict or inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control and govern.
     Section 7 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:			TENANT:

THE BOARD OF TRUSTEES OF THE LELAND			STEMCELLS, INC.,
STANFORD JUNIOR UNIVERSITY			a Delaware corporation

By:			By:
	Name:	JEAN SNIDER		Name:	Rodney Young
	Its:	MANAGING DIRECTOR, RE		Its:	CFO